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                                Exhibit 23(h)(6)
       Form of Amendment to Exhibit A to Securities Lending Agreement for
               One Group Investment Trust between the Registrant,
                 Banc One Investment Advisors Corporation, and
                          Banc One Trust Company, N.A.
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                                    EXHIBIT A
                                  LIST OF FUNDS
                               FEBRUARY ___, 1999

One Group Investment Trust Bond Portfolio
One Group Investment Trust Government Bond Portfolio
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Equity Index Portfolio
One Group Investment Trust Diversified Equity Portfolio
One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Diversified Mid Cap Portfolio
One Group Investment Trust Mid Cap Value Portfolio


One Group Investment Trust
   ("Lender")


By:_____________________________________________________
   James F. Laird, Jr., President and Treasurer



Banc One Investment Advisors Corporation
("Advisor")


By:_____________________________________________________
   Mark A. Beeson, Senior Managing Director



Bank One Trust Company, N.A.
("Subcustodian")



By:_____________________________________________________
   Steven E. Cutler, Officer


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